PROSPECTUS SUPPLEMENT
(To Prospectus dated February 6, 1997)

                                                Filed pursuant to Rule 424(b)(3)
                                       Registration Statement File No. 333-20921




                                SEACOR SMIT INC.
                        (FORMERLY SEACOR HOLDINGS, INC.)


                                     790,736
                             SHARES OF COMMON STOCK
                                ($.01 PAR VALUE)





         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.














             The date of this Prospectus Supplement is July 1, 1997.






N:\DATA\93\73293\0004\2579\PROSSUP1.DOC

                              SELLING STOCKHOLDERS


                  The "Selling Stockholders" section of the Prospectus dated February 6, 1997, forming a part of the Registration Statement on Form S-3, File No. 333-20921 (the "Prospectus"), relating to the offer and sale of up to 790,736 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of SEACOR SMIT Inc., formerly SEACOR Holdings, Inc. (the "Company"), is hereby supplemented.

                  The purpose of this Prospectus Supplement is to add the name of a certain donee of a Selling Stockholder to the "Selling Stockholders" section of the Prospectus. This Prospectus Supplement is not complete without, and may not be delivered or utilized except with, the Prospectus, including any amendments or supplements thereto. Capitalized terms used herein but not defined herein have the meanings assigned to such terms in the Prospectus. Any cross references in this Prospectus Supplement refer to sections of the Prospectus.

                  The information contained in the table included in the "Selling Stockholders" section of the Prospectus is hereby supplemented as follows:


                                   Beneficial Ownership                              Beneficial Ownership
                                    at June 13, 1997(1)                                 After Offering
                                   --------------------                              --------------------

                                                             Number of
                                                               Shares
                                  Number       Percent       Covered by            Number           Percent
 Selling Stockholders            of Shares     of Class    this Prospectus       of Shares          of Class
 --------------------            ---------     --------    ---------------       ---------          --------
The Jewish Communal Fund         10,000(2)        *            10,000              --                 --
130 East 59th Street
Suite 1204
New York, NY 10022-1302














---------------------------

  *    Less than 1.0%.

  (1) The information contained in this table reflects "beneficial" ownership of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. On June 13, 1997, the Company had 13,824,848 shares of Common Stock outstanding, not including 162,762 shares of Common Stock held in the Company's treasury. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in this table includes shares issuable upon the exercise of outstanding stock options.

  (2) Steven Stern donated these 10,000 Shares to The Jewish Communal Fund on June 9, 1997.






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